UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
January 25, 2006 (January 25, 2006)

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR   230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition, and
Item 7.01    Regulation FD Disclosure

On January 25, 2006, the Registrant issued a Press Release, attached hereto as an Exhibit 99.  The press release, which reports 2005 year-end results, includes non-GAAP financial measures, as defined by SEC Regulation G, which are reconciled within the release.  Specifically, the release excludes the effects of the Conrail corporate reorganization, which occurred in the third quarter of 2004, from 2004 net income and diluted earnings per share for the purpose of comparing them to results in the twelve-month period ending December 31, 2005.  The release also excludes the effects of Ohio tax legislation, which was enacted during the second quarter of 2005, from 2005 net income and diluted earnings per share for the purposes of comparing them to results in the twelve-month period ending December 31, 2004.

            These measures should be considered in addition to, not as a substitute for, net income and diluted earnings per share reported in accordance with U.S. Generally Accepted Accounting Principles.  Management believes that net income and diluted earnings per share excluding these items may be more indicative of operating results for comparison to prior periods and to other companies, and it intends to use these non-GAAP financial measures for comparison purposes at its analysts' meeting scheduled today, which will be reconciled on the Registrant's website, and in future comparisons to periods which involve the third quarter of 2004 and the second quarter of 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                        SIGNATURES

                                                                        NORFOLK SOUTHERN CORPORATION
                                                                        (Registrant)

                                                                        /s/ Dezora M. Martin

                                                                        _________________________________
                                                                        Name:  Dezora M. Martin
                                                                        Title:    Corporate Secretary

Date:  January 25, 2006

EXHIBIT INDEX

Exhibit Number	Description
99	Press release, dated January 25, 2006